UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2017

ScanSource, Inc.

(Exact name of Registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, John Ellsworth resigned as General Counsel and Executive Vice President of ScanSource, Inc. (the “Company”).

In connection with his resignation, Mr. Ellsworth entered into a Severance Agreement and General Release (the “Severance Agreement”) with the Company. Pursuant to the Severance Agreement, Mr. Ellsworth is entitled to receive (i) a lump sum payment equal to $92,500, (ii) reimbursement for certain COBRA premiums, and (iii) reimbursement of up to $44,000 for certain other obligations contained in the Severance Agreement.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the Severance Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Severance Agreement and General Release by and between ScanSource, Inc. and John Ellsworth dated as of February 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: March 2, 2017	By:	/s/ Gerald Lyons
	Name:	Gerald Lyons
	Its:	Interim Chief Financial Officer, Senior Vice President, Corporate Controller and Principal Accounting Officer